Exhibit 10.9

PROMISSORY NOTE
GEMCO MINERALS INC
A STATE OF FLORIDA CORPORATION
Identification number 65-10011685
HAVING ITS CORPORATE OFFICE AT
102-20475 DOUGLAS CRESCENT, LANGLEY, BC, CANADA V3A 4B6

Debt Owing	Due Date	Annual Interest Rate	Interest Starting Date

Box 1 (Cdn. Funds)	Box 2	Box 3	Box 4

$5,500.00	March 20, 2010	15%	March 20, 2009

	Monthly Payment	First Payment Date

	Box 5	Box 6

FOR VALUABLE CONSIDERATION, I/we, the undersigned Debtor(s) (jointly and severally, where more than one) promise(s) to PAY

To	Thomas Charles Hatton

Name of Creditor

At	Box 111, 4221 Jones Ave Wells BC V0K 2R0

Address of Creditor

The debt owing on the due date, together with interest at the annual interest rate both before and after maturity, computed from the interest starting date, all of which are set forth in Boxes 1, 2, 3 and 4 above.

Where monthly payments are contemplated, during the time all or part of the debt owing is outstanding, the undersigned agrees to pay to the Creditor monthly payments of interest, or principal and interest, in the amount set forth in Box 5. The first of such payments shall be paid on the date set forth in Box 6, and thereafter on the same date of each and every month until either the whole of the debt owing and interest is fully paid and satisfied or until the due date set forth in Box 2, whichever shall first occur. Payments shall be applied firstly toward payment of interest and, where applicable, secondly in reduction of principal; PROVIDED the undersigned shall have the privilege of prepaying the whole or any part of the debt owing without notice, bonus or penalty.

There are no implied covenants contained in this agreement other than those of good and fair dealing. This agreement contains the entire understanding between or among the participants relating to the subject matters hereof, and supersedes all representations, warranties and agreements, whether oral or written which antedate it. No modification of this agreement shall be valid unless made in writing and duly executed by the participants.

IN WITNESS WHEREOF the Borrower executes this Agreement and delivers it to the lender.

BY EXECUTING THIS AGREEMENT ON BEHALF OF A CORPORATION, THE PERSON SO SIGNING PERSONALLY WARRANTS TO THE OTHER PARTICIPANTS THAT HE/SHE IS AN AUTHORIZED SIGNATORY OF THAT CORPORATION,THAT THE CORPORATION ON BEHALF OF WHICH HE/SHE IS SIGNING HAS AUTHORIZED HIM/HER TO EXECUTE THIS AGREEMENT ON ITS BEHALF AND THAT HE/SHE POSSESSES THE AUTHORITY TO BIND THAT CORPORATION CONTRACTUALLY.

Date this 20 day of March 2009

GEMCO MINERALS INC.	Creditor (Lender)
per: /s/ Evan Brett	Tom Hatton /s/ Tom Hatton
By its authorized signatory Debtor (Borrower) Print name: Evan Brett	Print name: